EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement"), entered into as of the 25th day of April, 1997, by and between WESTMARK GROUP HOLDINGS, INC., a Delaware corporation and WESTMARK MORTGAGE CORPORATION, a California corporation (hereinafter collectively the "Company"), and MARK SCHAFTLEIN ("Executive").

                              W I T N E S S E T H:

         WHEREAS, Company desires to employ Executive as provided herein; and

         WHEREAS, Executive desires to accept such employment.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. EMPLOYMENT. Company hereby employs Executive and Executive hereby accepts employment with Company upon the terms and conditions hereinafter set forth.

         2. DUTIES. Subject to the power of the Board of Directors of Company to elect and remove officers, Executive will serve Westmark Mortgage Corporation as its Chief Executive Officer and Westmark Group Holdings, Inc. as its President and Chief Executive Officer and will faithfully and diligently perform the services and functions relating to such offices or otherwise reasonably incident to such offices, provided that all such services and functions will be reasonable and within Executive's area of expertise. Executive will, during the term of this Agreement (or any extension thereof), devote his full business time, attention and skills and best efforts to the promotion of the business of Company. The foregoing will not be construed as preventing Executive from making investments in other businesses or enterprises provided that (a) Executive agrees not to become engaged in any other business activity that interferes with his ability to discharge his duties and responsibilities to Company and (b) Executive does not violate any other provision of this Agreement.

         3. TERM. Subject to the terms and conditions hereof, the term of employment of Executive will commence as of the date hereof (the "Commencement Date") and will end on that date in the year, 2000, unless earlier terminated by either party pursuant to the terms hereof. The term of this Agreement is referred to herein as the "Term." Assuming all conditions of this Agreement have been satisfied and there has been no breach of the Agreement during its initial term, the Company may offer to extend the term for additional one (1) year terms at its election ("Extended Term"), written notice of which must be given at least sixty (60) days prior to the end of such preceding term. In the event the Company does not offer to extend the Term of this Agreement, Executive shall be entitled to severance pay equal to six months Salary as defined below.

         4.       COMPENSATION AND BENEFITS DURING THE EMPLOYMENT TERM.

                  (a) SALARY. Commencing upon the date of this Agreement, Executive will be paid the first year an annual base salary of $150,000, the second year an annual base salary of $162,000, the

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third year an annual base salary of $174,000, payable in accordance with the then current payroll policies of Company or as otherwise agreed to by the parties (the "Salary"). At any time and from time to time the Salary may be increased for the remaining portion of the term if so determined by the Board of Directors of Company after a review of Executive's performance of his duties hereunder. Executive will not be entitled to receive sales commissions.

                  (b) AUTOMOBILE ALLOWANCE. In addition to the Executive's salary, the Executive shall receive a $400 per month car allowance. The Company shall also pay all expenses and insurance relevant to the use of the automobile. The Company shall provide the Executive with the use of a cellular telephone and the use of a home personal computer.

                  (c) INCENTIVE STOCK OPTIONS. On the Commencement Date, the Company and the Executive shall enter into a Stock Option Agreement (the "Stock Option Agreement") pursuant to which the Company shall grant to the Executive options (the "Options") as follows:

                           (i) 150,000 shares of Common Stock at the exercise
price of $1.00 per share after the first year provided, however, that said stock option grant is expressly conditioned upon and subject to either the achievement by the Company of net income for said period of $2,150,000 or an average closing bid price for the common stock of the Company of $2.00 or more for the thirty days prior to the vesting date of one year.

                           (ii) 75,000 shares of Common Stock at the exercise
price of $1.25 per share after eighteen months provided, however, that said stock option grant is expressly conditioned upon and subject to either the achievement by the Company of net income for months 13 through 18 of $1,343,750 or an average closing bid price for the common stock of the Company of $2.25 or more for the thirty days prior to the vesting date of eighteen months.

                           (iii) 150,000 shares of Common Stock at the exercise
price of $1.50 per share after twenty-four months provided, however, that said stock option grant is expressly conditioned upon and subject to either the achievement by the Company of net income for months 13 through 24 of $2,687,500 or an average closing bid price for the common stock of the Company of $2.50 or more for the thirty days prior to the vesting date of twenty-four months.

                           (iv) 75,000 shares of Common Stock at the exercise
price of $1.75 per share after thirty months provided, however, that said stock option grant is expressly conditioned upon and subject to either the achievement by the Company of net income for months 25 through 30 of $1,679,687 or an average closing bid price for the common stock of the Company of 2.8125 or more for the thirty days prior to the vesting date of thirty months.

                           (v) 150,000 shares of Common Stock at the exercise
price of $2.00 after thirty-six months provided, however, that said stock option grant is expressly conditioned upon and subject to either the achievement by the Company of net income for months 25 through 36 of $3,359,375 or an average closing bid price for the common stock of the Company of 3.125 or more for the thirty days prior to the vesting date of thirty-six months. The Options shall be issued pursuant to the Company's 1994 Stock Option Plan (the "Plan"), a copy of which is attached hereto, marked Exhibit "A" and by this reference made a part hereof.

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                           (vi) NET INCOME. For the purpose of this paragraph,
the term "net income" shall be defined to mean gross revenue less current expenses in accordance with G.A.A.P. (Generally Accepted Accounting Principles).

                  (d) EXPENSES. Upon submission of a detailed statement and reasonable documentation, Company will reimburse Executive in the same manner as other executive officers for all reasonable and necessary or appropriate out-of-pocket travel and other expenses incurred by Executive in rendering services required under this Agreement.

                  (e) BENEFITS; INSURANCE.

                           (i) MEDICAL, DENTAL AND VISION BENEFITS. During this
Agreement, Executive and his dependents will be entitled to receive such group medical, dental, and vision benefits as the Company is providing to its other executives and employees. Additionally, the Company shall obtain and maintain a Key Man Life Insurance policy in the amount of $500,000 on Executive, naming the Company as beneficiary thereof.

                           (ii) BENEFIT PLANS. The Executive will be entitled to
participate in any benefit plan or program of the Company which may currently be in place or implemented in the future.

                           (iii) OTHER BENEFITS. During the Term, Executive will
be entitled to receive, in addition to and not in lieu of base salary, bonus or other compensation, such other benefits and normal perquisites as Company currently provides or such additional benefits as Company may provide for its executive officers in the future. The board of directors of the Company shall promulgate a bonus plan for Executive and key personnel of the Company within thirty days of the date of this Agreement or the close of the pending capital raise transaction, whichever event shall first occur.

                  (f) VACATION. Executive will be entitled to four weeks of paid vacation per year.

         5. CONFIDENTIALITY. In the course of the performance of Executive's duties hereunder, Executive recognizes and acknowledges that Executive may have access to certain confidential and proprietary information of Company or any of its affiliates. Without the prior written consent of Company, Executive shall not disclose any such confidential or proprietary information to any person or firm, corporation, association, or other entity for any reason or purpose whatsoever, and shall not use such information, directly or indirectly, for Executive's own behalf or on behalf of any other party. Executive agrees and affirms that all such information is the sole property of Company and that at the termination and/or expiration of this Agreement, at Company's written request, Executive shall promptly return to Company any and all such information so requested by Company.

                  The provisions of this Section 5 shall not, however, prohibit Executive from disclosing to others or using in any manner information that:

                  (a) has been published or has become part of the public domain other than by acts, omissions or fault of Executive;

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                  (b) has been furnished or made known to Executive by third parties (other than those acting directly or indirectly for or on behalf of Executive) as a matter of legal right without restriction on its use or disclosure;

                  (c) was in the possession of Executive prior to obtaining such information from Company in connection with the performance of this Agreement; or

                  (d) is required to be disclosed by law.

         6. INDEMNIFICATION. The Corporation shall to the full extent permitted by law indemnify, defend and hold harmless Executive from and against any and all claims, demands, liabilities, damages, losses and expenses (including reasonable attorney's fees, court costs and disbursements) arising out of the performance by him of his duties hereunder except in the case of his gross negligence.

         7. TERMINATION. A termination of this Agreement is either (i) for the death or disability under section 7 (a) or 7 (b); (ii) with cause under Section 7 (c); or (iii) for good reason under Section 7 (d). All other terminations shall be considered a breach of this Agreement.

                  (a) DISABILITY. The Company shall have the right to terminate the employment of the Executive under this Agreement for disability in the event Executive suffers an injury, illness, or incapacity of such character as to substantially disable him from performing his duties without reasonable accommodation by the Company hereunder for a period of more than one hundred eighty (180) consecutive days upon the Company giving at least thirty (30) days written notice of termination; provided, however, that if the Executive is eligible to receive disability payments pursuant to a disability policy paid for by the Company, the Executive shall assign such benefits to the Company for all periods as to which he is receiving full payment under this Agreement.

                  (b) DEATH. This Agreement will terminate on the Death of the Executive.

                  (c) WITH CAUSE. The Company may terminate this Agreement at any time because of (i) Executive's material breach of any term of this Agreement, or (ii) the willful engaging by the Executive in misconduct which is materially injurious to the Company provided, in each instance, that the Company shall not terminate this Agreement pursuant to the foregoing, unless the Company shall first have delivered to the Executive a notice which specifically identifies such breach or misconduct and the Executive shall have cured the same within thirty days after receipt of such notice. In addition, the Company may terminate this Agreement at any time in the event the Executive is convicted of committing any acts of dishonesty or is determined by a court or jury either in a criminal or civil proceeding, to have committed any fraudulent acts.

                  (d) GOOD REASON. The Executive may terminate his employment for "Good Reason" if:

                           (i) he is assigned, without his express written
consent, any duties inconsistent with his positions, duties, responsibilities, or status with the Company as of the date hereof, or a change in his reporting responsibilities or titles in effect as of the date hereof.

                           (ii) his compensation is reduced;

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                           (iii) the Company shall file a petition in bankruptcy
or re-organization under the federal bankruptcy statutes or an involuntary petition is filed against the Company and not removed or withdrawn within thirty
(30) days, or the Company does not pay any salary or expense due hereunder and then fails either to pay such amount within thirty days after written notice from Executive, or to contest in good faith such notice. Further, if such contest is not resolved within thirty (30) days, the Company shall submit such dispute to arbitration under Section 13;

                           (iv) the Company commits any material breach of this
agreement, which breach is not cured by the Company within thirty (30) days of written notice of said breach from Executive;

                           (v) in the event Executive terminates his employment
for good reason as herein above set forth, Executive shall be entitled to six months severance pay equal to six months salary as defined herein above, together with any other compensation or benefits which may have accrued up to and including the date of termination.

         8. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.

         9. COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

         10. NOTICES. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by either party to the other will be deemed to have been duly given if given in writing and personally delivered or within two days if sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

                  If to Company:          Westmark Group Holdings, Inc.
                                          355 N. E. Fifth Avenue, Suite 4
                                          Delray Beach, Florida  33483
                                          Attention: Board of Directors

                  If to Executive:        Mark Schaftlein
                                          355 N.E. Fifth Avenue, Suite 4
                                          Delray Beach, Florida  33483

Notices delivered personally will be deemed communicated as of actual receipt.

         11. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understanding, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

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         12. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there will be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         13. ARBITRATION. If a dispute should arise regarding this Agreement, all claims, disputes, controversies, differences or other matters in question arising out of this relationship shall be settled finally, completely and conclusively in accordance with the substantive law of the State of Florida by arbitration, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). A decision of the arbitrator shall be final, conclusive and binding on the Company and Executive. Any arbitration held in accordance with this paragraph shall be private and confidential and no person shall be entitled to attend the hearings except the arbitrator, Executive, Executive's attorneys, a representative of the Company, the Company's attorneys, and advisors to or witnesses for any party. The matters submitted to arbitration, the hearings and proceedings and the arbitration award shall be kept and maintained in the strictest confidence by Executive and the Company and shall not be discussed, disclosed or communicated to any persons except as may be required for the preparation of expert testimony. On request of any party, the record of the proceeding shall be sealed and may not be disclosed except insofar, and only insofar, as may be necessary to enforce the award of the arbitrator and any judgement enforcing an award. The prevailing party shall be entitled to recover reasonable and necessary attorneys' fees and costs from the non-prevailing party and the determination of such fees and costs and the award thereof shall be included in the claims to be resolved by the arbitrator hereunder.

         14. CAPTIONS. The captions in this Agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.

         15. GENDER AND NUMBER. When the context requires, the gender of all words used herein will include the masculine, feminine and neuter and the number of all words will include the singular and plural.

         16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument, but only one of which need be produced.

         17. VENUE, JURISDICTION, AND GOVERNING LAW. This Agreement has been negotiated and entered into in the State of Florida. The validity, interpretation, construction, and enforcement of this Agreement shall be construed, interpreted, and governed pursuant to Florida law. Venue, in the event of any arbitration proceeding, shall be the County of Palm Beach, State of Florida.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

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COMPANY:

WESTMARK MORTGAGE CORPORATION                   WESTMARK GROUP HOLDINGS,INC.

By: _________________________                   By: _________________________
Name: _______________________                   Name: _______________________
Title: ______________________                   Title: ______________________

EXECUTIVE:

_____________________________
MARK SCHAFTLEIN

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